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                                                                     EXHIBIT 21

                  INFORMATION RESOURCES, INC. AND SUBSIDIARIES

                                  SUBSIDIARIES
                              DOMESTIC SUBSIDIARIES
                                                                   STATE OF
                                                                INCORPORATION
                                                                --------------
SUBSIDIARY
----------

564 Randolph Co. #2                                             Illinois
IRI Puerto Rico, Inc. (formerly Market Trends, Inc.)            Puerto Rico
IRI Venezuela Holdings, Inc.                                    Delaware
IRI Guatemala Holdings, Inc.                                    Delaware
IRI Greek Holdings, Inc.                                        Delaware
IRI French Holdings, Inc.                                       Delaware
IRI Italy Holdings, Inc.                                        Delaware
InfoScan Italy Holdings, Inc.                                   Delaware
Shoppers Hotline, Inc.                                          Delaware
North Clinton Corporation                                       Illinois
Mosaic InfoForce, L.P.                                          Delaware

                              FOREIGN SUBSIDIARIES

                                                                 COUNTRY OF
                                                                INCORPORATION
                                                                -------------
SUBSIDIARY
----------

Information Resources S.A.                                      France
IRI Software, Ltd. (formerly known as Management Decision
  Systems, Limited) d/b/a Information Resources                 United Kingdom
IRI Software B.V.                                               The Netherlands
Information Resources GmbH                                      Federal Republic
                                                                of Germany
Information Resources Australia Pty. Ltd.                       Australia
Information Resources Japan, Ltd.                               Japan
IRI Apollo K.K.                                                 Japan
Information Resources New Zealand Pty. Ltd.                     New Zealand
IRI-SECODIP, S.C.S.                                             France
IRI Hellas, S.A.                                                Greece
Information Resources de Mexico, S.A. de C.V. (formerly
  known as IRI Software de Mexico, S.A. de C.V.)                Mexico
IRI InfoScan S.r.1.                                             Italy
Precis (1136) Limited                                           United Kingdom
IRI InfoScan Limited (formerly InfoScan NMRA Limited)           United Kingdom
   d/b/a Information Resources
IRI/GfK Retail Services GmbH                                    Federal Republic
                                                                of Germany
Information Resources GfK B.V. (formerly known as IRI/GfK
    Retail Services B.V.)                                       The Netherlands

Information Resources Espana, S.L.                              Spain
Datos Information Resources                                     Venezuela